UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2009 (September 23, 2009)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 23, 2009, the Compensation Committee of the Board of Directors of CuraGen Corporation, a Delaware Corporation (the “Company”), pursuant to the Company’s Executive Incentive Plan (the “EIP”), approved performance-based cash bonuses in the following amounts to the following executive officers of the Company:

Executive Officers	2009 Performance- Based Bonus
Timothy M. Shannon President and Chief Executive Officer	$375,001
Sean A. Cassidy VP and Chief Financial Officer	$125,000

The Compensation Committee awarded these bonuses based on its determination that certain corporate goals for 2009 were met. As previously disclosed, these broad goals included implementing strategic initiatives and transactions, maintaining financial and operational performance and advancing the Company’s pipeline, and were similar to the Company’s corporate goals for 2008.

The awards will be paid immediately prior to the consummation of the merger of the Company with a wholly owned subsidiary of Celldex Therapeutics, Inc. (“Celldex”), pursuant to the Agreement and Plan of Merger dated May 28, 2009 by and among the Company, Cottrell Merger Sub, Inc. and Celldex.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Executive Incentive Plan (filed as Exhibit 99.1 to Company’s Current Report on Form 8-K filed on February 7, 2005, Commission File No. 000-23223) is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: September 25, 2009	By:	/s/ Sean A. Cassidy
	Name:	Sean A. Cassidy
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Executive Incentive Plan (filed as Exhibit 99.1 to Company’s Current Report on Form 8-K filed on February 7, 2005, Commission File No. 000-23223) is incorporated herein by reference.